                                                                      EXHIBIT 23


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 26, 2001, included in Public Service Company of New Mexico's Form 10-K for the year ended December 31, 2000, and our report dated May 18, 2001, included in the Public Service Company of New Mexico Master Employee Savings Plan and Trust's 11-K for the year ended December 31, 2000, and to all references to our Firm included in this registration statement.


                                          /s/ ARTHUR ANDERSEN LLP

Albuquerque, New Mexico
December 28, 2001